UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                Current Report
          Pursuant to Section 13 or 15(d) of the Securities Exchange
                                 Act of 1934

              Date of Report (Date of earliest event reported):
                              November 29, 2006

                          CVD Equipment Corporation
            (Exact name of Registrant as Specified in its Charter)

              New York            1-16525         11-2621692
        (State or other       (Commission         (IRS Employer
         jurisdiction               File No.)      Identification No.)
        of incorporation)

                1860 Smithtown Ave. Ronkonkoma, New York 11779
                   (Address of Principal Executive Office)

             Registrant's telephone number, including area code:
                                (631) 981-7081

          Check the appropriate box below if the Form 8-K filing is
         intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE
                       General Instruction A.2. below):

       [ ]        Written communications pursuant to Rule 425 under the
                 Securities Act (17 CFR 230.425)

       [ ]        Soliciting material pursuant to Rule 14a-12 under the
                 Exchange Act (17 CFR 240.14a-12)

       [ ]        Pre-commencement communications pursuant to Rule 14d-2
                 (b) under the Exchange Act (17 CFR 240.14d-2(b))

       [ ]        Pre-commencement communications pursuant to Rule 13e-4
                 (c) under the Exchange Act (17CFR 240.13e-4 (c))


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       Item       8.01            Other Events.

       On November 29, 2006, the University of Cincinnati issued the press release attached as Exhibit 99.1.


                                  SIGNATURE

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CVD EQUIPMENT CORPORATION

                                                /s/ Leonard A. Rosenbaum
                                                ------------------------
                                          Leonard A. Rosenbaum, Chairman
                                         of the Board, CEO and President

       Dated December 1, 2006

  Exhibit 99.1


                 University of Cincinnati Researchers Grow Their
                 Longest Carbon Nanotube Ever

            A nanospace race has raged to successfully grow a nanotube array suitable for many uses. And today a UC research team, in conjunction with First Nano, is ahead
            - by a thousandth of a hair.

            Date: 11/29/2006
            By: Wendy Beckman
            Phone: (513) 556-1826
            Other Contact: Vesselin Shanov, PhD
            Other Contact Phone: (513) 556-2461

            Nanotechnology revolves around the creation of technology - films, materials, devices, applications and systems - on a scale of 1-100 nanometers. But what is a nanometer? A nanometer is one billionth of a meter or 40 billionths of an inch. A human hair is between 50 and 100 microns wide - and a micron is 1,000 nanometers. A DNA molecule is about 2 1/2 nanometers wide. A typical human hair is between 50,000 and 100,000 nanometers wide. So, we could stack at least 1000 nano-devices across the end of a human hair.


            The Largest of the Small

            It might sound like an oxymoron, but long nanotubes are critical to manufacturers and practitioners in such fields as transportation, defense, safety and medicine. Because of their increased surface area, large nanotube arrays offer improvements in sensors. Larger nanotubes can be "spun" - or suspended in an epoxy-like substrate
            - and used to strengthen materials used in airplanes, for example. Like your great-grandmother's yarn, the longer a continuous thread, the better. In conjunction with First Nano (FN), a division of CVD Equipment Corporation, UC has grown an array on FN's EasyTube Carbon Nanotube system that is longer than 7 mm.

            "The harmonious combination of substrate, alloy catalyst and process conditions was found to consistently produce nanotube arrays more than 7 mm long" says Professor Vesselin Shanov, co-director of Smart Materials Nanotechnology Laboratory at the University of Cincinnati (UC). In recognition for its commitment to nanotechnology education at both the graduate and undergraduate level, UC is ranked #2 in the United States for nanotechnology education by Small Times magazine. "First Nano and UC have collaborated in the past and are planning on future collaboration to scale up production of nanotube arrays for applications that man has only dreamed of, like a super-strong cable for a space elevator and featherweight composite materials for sporting goods, aircraft structures, armor and many more uses."

            Leonard Rosenbaum, President and Chief Executive Officer of CVD Equipment Corporation states, "We look forward to continuing our relationship with the University of Cincinnati to bring this technology from the laboratory into full-scale production."

            Synthesis of Macro Scale Carbon Nanotube Arrays
            The recent breakthroughs at the University of Cincinnati and CVD Equipment Corporation (of Ronkonkoma, New York), have led to the growth of large carbon nanotube arrays. While individual carbon nanotubes are only 20 billionths of a meter in diameter, the array of carbon nanotubes grow as millimeter-long dense forests on centimeter-wide substrates. Years of research by UC's Shanov, Schulz and students Andrew Gorton and Yun YeoHeung led to the invention of the method for growing the large nanotube arrays. Researchers and engineers at CVD Equipment Corporation developed and built the equipment used to grow the large carbon nanotube arrays.